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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS



We have issued our report dated April 20, 1995, accompanying the consolidated financial statements and schedules included in the Annual Report of Nautica Enterprises Inc. (formerly State-O-Maine, Inc.) on Form 10-K for the year ended February 28, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nautica Enterprises Inc. (formerly State-O-Maine, Inc.) on Form S-8 (Registration Nos. 33-1488; 33-45823 and 33-36040).



GRANT THORNTON LLP

New York, New York
May 26, 1995